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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Alydaar Software Corporation on Form S-4 of our report dated August 20, 1998, on the consolidated financial statements of Data Systems Network Corporation for the years ended December 31, 1997 and 1996, appearing in this Registration Statement. We also consent to the use of our name as it appears under the caption "Experts."



PLANTE & MORAN, LLP
Southfield, Michigan
May 13, 1999